SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[x]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       Citizens South Banking Corporation
                       ----------------------------------
                (Name of Registrant as Specified In Its Charter)

     ---------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
     14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

         1) Title of each class of securities to which transaction applies:

         ......................................................................

         2) Aggregate number of securities to which transaction applies:

         ......................................................................

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         ......................................................................

         4) Proposed maximum aggregate value of transaction:

         ......................................................................

[  ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:


2) Form, Schedule or Registration Statement No.:


3) Filing Party:


4) Date Filed:

               [Letterhead of Citizens South Banking Corporation]




April 10, 2009


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Citizens South Banking Corporation. The Annual Meeting will be held at the H. D. Whitener Community Room at Citizens South Bank, 519 South New Hope Road, Gastonia, North Carolina, at 10:30 a.m. (local time) on May 11, 2009.

The enclosed Notice of Annual Meeting and proxy statement describe the formal business to be transacted.

The business to be conducted at the Annual Meeting consists of the election of two directors; an advisory, non-binding proposal to approve our executive compensation programs and policies as described herein; and the ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for 2009.

The Board of Directors of Citizens South Banking Corporation has determined that the matters to be considered at the Annual Meeting are in the best interest of Citizens South Banking Corporation and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote "FOR" the election of directors, "FOR" the approval of our executive compensation programs and policies, and "FOR" the ratification the of the appointment of Cherry, Bekaert & Holland, L.L.P. as independent registered public accounting firm for the year ending December 31, 2009.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.


Sincerely,

\s\ Kim S. Price

Kim S. Price
President and Chief Executive Officer

                       Citizens South Banking Corporation
                             519 South New Hope Road
                       Gastonia, North Carolina 28054-4040
                                 (704) 868-5200

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2009


     Notice is hereby given that the Annual Meeting of Stockholders of Citizens South Banking Corporation will be held at the H. D. Whitener Community Room at Citizens South Bank, 519 South New Hope Road, Gastonia, North Carolina 28054-4040, on May 11, 2009 at 10:30 a.m., local time.

     A proxy statement and proxy card for the annual meeting are enclosed.

     The annual meeting is for the purpose of considering and acting upon:

     1.   The election of two directors;

     2.   An   advisory,   non-binding   proposal  to  approve   our   executive
          compensation programs and policies;

     3. The ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for the year ending December 31, 2009; and

such other matters as may properly come before the annual meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

     Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned. Stockholders of record at the close of business on March 13, 2009 are the stockholders entitled to vote at the annual meeting, and any adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available at 519 South New Hope Road, Gastonia, North Carolina, for a period of 10 days prior to the annual meeting and will also be available for inspection at the annual meeting.

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF CITIZENS SOUTH BANKING CORPORATION A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE
ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                       By Order of the Board of Directors

                                       \s\ Paul L. Teem, Jr.

                                       Paul L. Teem, Jr.
                                       Secretary

Gastonia, North Carolina
April 10, 2009


--------------------------------------------------------------------------------
IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2009: THIS PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND CITIZENS SOUTH BANKING CORPORATION'S 2008 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT WWW.CFPPROXY.COM/5372.

                                 PROXY STATEMENT
                                       of
                       CITIZENS SOUTH BANKING CORPORATION
                             519 South New Hope Road
                       Gastonia, North Carolina 28054-4040
                                 (704) 868-5200

-------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 2009
-------------------------------------------------------------------------------

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Citizens South Banking Corporation to be used at the Annual Meeting of Stockholders of Citizens South Banking Corporation, which will be held at the H. D. Whitener Community Room at Citizens South Bank, 519 South New Hope Road, Gastonia, North Carolina 28054-4040, on May 11, 2009 at 10:30 a.m., local time, and all adjournments thereof. The accompanying Notice of Annual Meeting of Stockholders and this proxy statement are first being mailed to stockholders on or about April 10, 2009.

-------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
-------------------------------------------------------------------------------

     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Citizens South Banking Corporation will be voted in accordance with the directions given thereon. Please sign and return your proxy to our corporate secretary at Citizens South Banking Corporation in order for your vote to be counted. Where no instructions are indicated, signed proxies will be voted "FOR" the proposals set forth in this proxy statement for consideration at the annual meeting.

     Proxies may be revoked by sending written notice of revocation to the Secretary of Citizens South Banking Corporation, Paul L. Teem, Jr., at the address of Citizens South Banking Corporation shown above, by filing a duly executed proxy bearing a later date or by voting in person at the annual meeting. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Secretary of Citizens South Banking Corporation prior to the voting of such proxy.

-------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
-------------------------------------------------------------------------------

     Holders of record of Citizens South Banking Corporation common stock at the close of business on March 13, 2009 are entitled to one vote for each share held. As of March 13, 2009, there were 7,515,957 shares of common stock issued and outstanding. The presence in person or by proxy of at least a majority of the issued and outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting.

     In accordance with the provisions of our Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. Our Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.

     Persons and groups who beneficially own in excess of five percent of our common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth beneficial ownership of Citizens South Banking Corporation's outstanding common stock, as of March 13, 2009, by those persons known to us who held more than five percent of Citizens South Banking Corporation's outstanding shares. Information with respect to share ownership of directors and executive officers is included in "Proposal I - Election of Directors."

                                                     Amount of Shares Owned and           Percent of Shares of
      Name and Address of Beneficial Owner         Nature of Beneficial Ownership       Common Stock Outstanding
--------------------------------------------    ----------------------------------   ------------------------------
Mendon Capital Advisors Corp. (1)                            697,827                               9.28%
150 Allens Creek Road
Rochester, New York  14618

Citizens South Bank Employee Stock Ownership                 415,547                               5.53%
Plan (2)
519 South New Hope Road
Gastonia, North Carolina  28054-4040


(1) Based exclusively on a Schedule 13G filed by Mendon Capital Advisors Corp. with the Securities and Exchange Commission dated February 27, 2009 and filed March 2, 2009.
(2)  All shares are held on behalf of the plan by a third-party trustee.

-------------------------------------------------------------------------------
                 VOTING PROCEDURES AND METHOD OF COUNTING VOTES
-------------------------------------------------------------------------------

     As to the election of directors, the proxy card provided by the Board of Directors enables a stockholder to vote "FOR" the election of the two nominees proposed by the Board of Directors or to "WITHHOLD AUTHORITY" to vote for the nominees being proposed. Under Delaware law and our Certificate of Incorporation and Bylaws, directors are elected by a plurality of the shares voted at the annual meeting without regard to either broker non-votes or proxies as to which the authority to vote for the nominee is withheld.

     As to the approval of our executive compensation programs and policies and the ratification of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm, a stockholder may vote "FOR" the item, vote "AGAINST" the item or "ABSTAIN" from voting on the item by checking the appropriate box. The approval of our executive compensation programs and policies and the ratification of the independent registered public accounting firm must be approved by a majority of the shares voted at the annual meeting without regard to broker non-votes or proxies marked "ABSTAIN."

     In the event at the time of the annual meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

     Proxies solicited hereby will be returned to Citizens South Banking Corporation and will be tabulated by Kelly Woodward Byrd, CPA, Vice President and Controller of Citizens South Bank, the inspector of election designated by the Board of Directors of Citizens South Banking Corporation.

-------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

     The Board of Directors is composed of six persons, and is divided into three classes with one class of directors elected each year. Directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Two directors will be elected at the annual meeting. The Board of Directors has nominated Senator David W. Hoyle and Ben R. Rudisill, II for three-year terms, each of whom has agreed to serve if elected.

     The table below sets forth certain information, as of the record date, regarding the Board of Directors and our executive officers. Historical information includes service as a director with Citizens South Bank and its predecessors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the annual meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

                                                                                            Shares of
                                                                               Current     Common Stock
                                                                    Director    Term        Beneficially      Percent
               Name                  Age       Positions Held        Since     Expires      Owned(1)        of Class(15)
----------------------------       ------     ----------------    --------- ----------   ---------------  ---------------
                                                      NOMINEES

Senator David W. Hoyle               70           Chairman           1975      2009        206,229(2)         2.57%
Ben R. Rudisill, II                  65        Vice Chairman         1977      2009        145,245(3)         1.81%

                                                     DIRECTORS

Kim S. Price                         53       President, Chief       1997      2010        308,835(4)         3.84%
                                           Executive Officer and
                                                  Director
Eugene R. Matthews, II               52           Director           1998      2010        124,216(5)         1.55%
James J. Fuller                      65           Director           1972      2011         58,281(6)         *
Charles D. Massey                    71           Director           1971      2011        114,766(6)         1.43%

                                      EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Gary F. Hoskins                      46        Executive Vice                              149,934(7)         1.87%
                                            President, Treasurer
                                            and Chief Financial
                                                  Officer
Paul L. Teem, Jr.                    61        Executive Vice                              208,596(8)         2.60%
                                            President, Secretary
                                                 and Chief
                                           Administrative Officer
Michael R. Maguire                   51    Senior Vice President                            64,317(9)         *
                                              and Chief Credit
                                                  Officer
Daniel M. Boyd, IV                   47        Executive Vice                               55,064(10)        *
                                            President and Chief
                                             Operating Officer
J. Stephen Huffstetler               53    Senior Vice President                            77,039(11)        *
Kimberly G. Cooke                    40    Senior Vice President                            17,296(12)        *
Ira M. Flowe, Jr.                    44    Senior Vice President                            16,382(13)        *
Patricia T. Kahle                    49    Senior Vice President                             6,532            *

All directors and executive                                                              1,552,732(14)(15)   19.33%
  officers
  as a group (14 persons)


(1) Unless otherwise indicated, each person effectively exercises sole (or shared with spouse) voting and dispositive power as to the shares reported.
(2) Includes 30,731 shares that may be acquired pursuant to presently exercisable stock options.
(3) Includes 30,754 shares that may be acquired pursuant to presently exercisable stock options.
(4) Includes 154,307 shares that may be acquired pursuant to presently exercisable stock options.
(5) Includes 27,665 shares that may be acquired pursuant to presently exercisable stock options, plus 27,900 shares owned by a charitable foundation of which Mr. Matthews serves as President and as a trustee.
(6) Includes 22,670 shares that may be acquired pursuant to presently exercisable stock options.
(7) Includes 50,561 shares that may be acquired pursuant to presently exercisable stock options.
(8) Includes 74,059 shares that may be acquired pursuant to presently exercisable stock options.
(9) Includes 33,908 shares that may be acquired pursuant to presently exercisable stock options.
(10) Includes 20,000 shares that may be acquired pursuant to presently exercisable stock options.

                                        (footnotes continue on following page)

(continued from previous page)

(11) Includes 35,476 shares that may be acquired pursuant to presently exercisable stock options.
(12) Includes 7,852 shares that may be acquired pursuant to presently exercisable stock options.
(13) Includes 6,000 shares that may be acquired pursuant to presently exercisable stock options.
(14) Includes 197,440 shares held indirectly by executive officers in Bank-sponsored qualified retirement plans, which consists of 112,030 shares allocated to the accounts of executive officers under the 401(k) Plan and excludes the remaining 255,791 shares owned by the 401(k) Plan for the benefit of employees, and 85,410 shares allocated to the accounts of executive officers under the ESOP and excludes the remaining 330,137 shares owned by the ESOP for the benefit of employees. Under the terms of the 401(k) Plan and the ESOP, shares of common stock allocated to the accounts of employees are voted in accordance with the instructions of the respective employees. Unallocated shares in the ESOP are voted by the ESOP trustee in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated shares, unless its fiduciary duty requires otherwise.
(15) Includes 516,653 shares that may be acquired pursuant to presently exercisable stock options; calculation of percentage reflects the inclusion of such shares.

*    Less than 1%

     The business experience for the past five years for each of Citizens South Banking Corporation's directors who will serve through the annual meeting and executive officers is as follows:

     Directors

     Senator David W. Hoyle is a North Carolina State Senator and has served in that position since 1993. Prior to that, Senator Hoyle was a self-employed real estate developer and investor. Senator Hoyle has served as Chairman of the Board since January 1998. Senator Hoyle also serves as a director of The Shaw Group, a publicly traded company.

     Ben R. Rudisill, II is the President of Rudisill Enterprises, Inc., a wholesale beverage distributor, and has served in that position since 1976. Mr. Rudisill has served as Vice Chairman of the Board since January 1998.

     Kim S. Price is the President and Chief Executive Officer of Citizens South Banking Corporation and Citizens South Bank, and has served in these positions since August 1997.

     James J. Fuller is the President of Mount Holly Furniture Company, Inc., and has served in that position since 1972. This corporation currently is primarily engaged in real estate.

     Charles D. Massey is a private investor and retired in 2003 as the Managing Partner of Massey Properties, a real estate investment firm, a position he had served in since 1975. From 1957 to 2000, Mr. Massey also served in various positions with The Massey Company, Inc., a wholesale industrial distributor, from which he retired in December 2000 as Director of Information Services.

     Eugene R. Matthews, II is the Vice President and Regional Director of Stores of Belk, Inc., a department store chain, and has served in that position since 1998. From 1980 to 1998, Mr. Matthews served as Senior Vice President and a director of Matthews-Belk Co., Inc., a department store chain.

     Executive Officers Who are Not Directors

     Gary F. Hoskins has served as Executive Vice President, Treasurer and Chief Financial Officer of Citizens South Banking Corporation and Citizens South Bank since August 1997.

     Paul L. Teem, Jr. has served as Executive Vice President and Secretary of Citizens South Banking Corporation and Citizens South Bank since 1983, and Chief Administrative Officer since November 2000.

     Michael R. Maguire has served as Senior Vice President and Chief Credit Officer of Citizens South Bank since May 1999. Prior to that Mr. Maguire served as a Vice President and in various executive capacities in the commercial banking functions of First Union National Bank of North Carolina from 1984 to May 1999.

     Daniel M. Boyd, IV has served as Executive Vice President of Citizens South Bank since September 2002, and was appointed Chief Operating Officer in February 2008. Prior to joining Citizens South Bank, Mr. Boyd served as Executive Vice President - Commercial Lending at First Gaston Bank of North Carolina from 1995 to September 2002. Prior to that Mr. Boyd served as Vice President - Commercial Banking and in various executive capacities in the commercial banking functions of Wachovia Bank, N.A., from 1984 to July 1995.

     John Stephen ("Steve") Huffstetler has served as Senior Vice President of Citizens South Bank since March 1997.

     Kimberly ("Kim") Goins Cooke has served as a Senior Vice President of Citizens South Bank since October 17, 2005. Mrs. Cooke joined Citizens South Bank as Vice President in August 2003 and serves as Chief Information Officer, having charge of Loan Administration, Deposit Operations, and Information Technology. From 2002 to 2003, she served as Assistant Vice President of Bank Operations at Carolina Trust Bank, Lincolnton, North Carolina. From 1995 to 2002, she served as Senior Vice President of Bank Operations at First Gaston Bank, and, prior to that, she was employed as a Loan Officer by Lincoln Bank of North Carolina for six years.

     Ira M. ("Don") Flowe, Jr. has served as a Senior Vice President of Citizens South Bank since October 18, 2004. Mr. Flowe manages the Commercial Banking
Group and earned his Master of Business Administration degree at Duke University. Mr. Flowe joined Citizens South Bank in 2004 from SouthTrust Bank, Cornelius, North Carolina, where, from 2003 to 2004, he served as Group Vice President. From 2002 to 2003, he served as Vice President of First Charter Bank, Charlotte, and, prior to that, he was employed by First Union National Bank of North Carolina for three years.

     Patricia ("Pat") T. Kahle has served as a Senior Vice President of Citizens South Bank since October 31, 2005. Mrs. Kahle joined Citizens South Bank as a result of the merger of Trinity Bank into Citizens South Bank on that date. Mrs. Kahle manages the Retail Banking Group, with responsibility for the Bank's branch network together with its operations and security. From 2003 to 2005, she served as Assistant Vice President and Assistant Secretary of Trinity Bank, Monroe, North Carolina. From 1990 to 1996, she served as Assistant Vice President and Branch Manager at Wachovia Bank, and, prior to that, she was employed as a Vice President and Branch Manager by American Commercial Bank for four years.

Board Independence

     The Board of Directors has determined that, except for Mr. Price, each member of the Board is an "independent director" within the meaning of the Nasdaq corporate governance listing standards. Mr. Price is not considered independent because he is an executive officer of Citizens South Banking Corporation.

     In determining the independence of the directors listed above, the Board of Directors reviewed the following transactions, which are not required to be reported under "--Transactions With Certain Related Persons," below. Senator David W. Hoyle has two residential mortgage loans and a home equity line of credit with Citizens South Bank. Director Eugene R. Matthews, II, has a mortgage loan with Citizens South Bank. Director Ben R. Rudisill, II has a home equity line of credit with Citizens South Bank, is a guarantor of a commercial line of credit with Citizens South Bank to a company of which Mr. Rudisill is a 50% partner, and is the sole owner of another company that has a commercial line of credit with Citizens South Bank.

References to our Website Address

     References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission's rules or the listing standards of the Nasdaq Stock Market. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Meetings and Committees of the Board of Directors

     General. The business of Citizens South Banking Corporation is conducted at regular and special meetings of the full Board and its standing committees. The standing committees include the Executive, Audit, Nominating and Corporate Governance and Compensation Committees. During the year ended December 31, 2008, the Board of Directors of Citizens South Banking Corporation held four regular meetings and three special meetings. No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). Executive sessions of the independent directors are held on a regularly scheduled basis. While Citizens South Banking Corporation has no formal policy on director attendance at annual meetings of stockholders, directors are encouraged to attend. All then-current directors attended the last Annual Meeting of Stockholders held on May 12, 2008.

     Executive Committee. The Executive Committee consists of Directors Hoyle (Chairman), Rudisill, Matthews and Price. The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of Citizens South Banking Corporation, subject at all times to the direction of the Board of Directors. The Executive Committee met 12 times during the year ended December 31, 2008.

     Compensation Committee. The Compensation Committee consists of Directors Rudisill (Chairman), Fuller and Matthews. The Compensation Committee reviews and administers compensation, including stock options and stock awards, benefits and other matters of personnel policy and practice. The Committee met four times during the year ended December 31, 2008. Each member of the Compensation Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards. Citizens South Banking Corporation's Board of Directors has adopted a written charter for the Committee, which is available at Citizens South Banking Corporation's website at www.citizenssouth.com.

     The Compensation Committee makes all compensation decisions for the President and Chief Executive Officer and approves recommendations from the
President and Chief Executive Officer regarding compensation for all other senior executives, including the other named executives. The President and Chief Executive Officer annually reviews the performance of each senior executive (other than the President and Chief Executive Officer whose performance is reviewed by the Compensation Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

     In November 2006, the Compensation Committee engaged Burns-Fazzi, Brock & Associates, now of Charlotte, North Carolina, and formerly of Atlanta, Georgia, an executive compensation and benefits consultant to the financial services industry, to conduct peer group studies on compensation and benefits and industry-standard comparisons for the Compensation Committee's annual review of its total compensation program for the President and Chief Executive Officer as well as for other senior executives and directors. Burns-Fazzi, Brock & Associates provided the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for the Named Executive Officers, which market data and alternatives were used in determining 2008 compensation.

     For 2008, in making compensation decisions, the Compensation Committee compared each element of total compensation against a peer group of ten publicly-traded financial institutions that have assets that are relatively comparable to Citizens South Bank and that are located in North Carolina and Virginia (collectively, the "Peer Banks"). The Peer Banks, which are periodically reviewed and updated by the Compensation Committee, consists of companies against which the Committee believes we compete for talent and for stockholder investment. The Compensation Committee requests and reviews survey data for information relating to compensation practices at other financial institutions of similar asset and business mix as well as general compensation trends in the private sector. In addition to comparative information gathered from the proxy statements of the Peer Banks, corroborative information has been identified from a compensation survey conducted by America's Community Banks. The consultants have ensured that the findings are reasonably consistent with information in the Burns-Fazzi, Brock & Associates database of compensation and benefits information for executives and directors among financial institutions in the Mid-Atlantic region of the United States.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Directors Fuller (Chairman), Hoyle, Massey, Rudisill and Matthews. Each member of the Nominating and Corporate Governance Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards. Citizens South Banking Corporation's Board of Directors has adopted a written charter for the Committee, which is available at

Citizens South Banking Corporation's website at www.citizenssouth.com. The Committee met once during the year ended December 31, 2008.

     The functions of the Nominating and Corporate Governance Committee include the following:

     o to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

     o to review and monitor compliance with the requirements for board independence;

     o to review the committee structure and make recommendations to the Board regarding committee membership;

     o to develop and recommend to the Board for its approval a set of corporate governance guidelines; and

     o    to  develop   and   recommend   to  the  Board  for  its   approval  a
          self-evaluation process for the Board and its committees.

     The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to Citizens South Banking Corporation's business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating and Corporate Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

     o has the highest personal and professional ethics and integrity and whose values are compatible with Citizens South Banking Corporation's;

     o has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

     o is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

     o    is familiar  with the  communities  in which  Citizens  South  Banking
          Corporation   operates   and/or  is  actively   engaged  in  community
          activities;

     o is involved in other activities or interests that do not create a conflict with his or her responsibilities to Citizens South Banking Corporation and its stockholders; and

     o has the capacity and desire to represent the balanced, best interests of the stockholders of Citizens South Banking Corporation as a group, and not primarily a special interest group or constituency.

     In addition, the Nominating and Corporate Governance Committee will determine whether a candidate satisfies the qualifications requirements of our Bylaws, which require any person appointed or elected to the Board of Directors to own at least 100 shares of our common stock and to reside or work in a county in which Citizens South Bank maintains an office (at the time of appointment or election) or in a county contiguous to a county in which Citizens South Bank maintains an office.

     Finally, the Nominating and Corporate Governance Committee will take into account whether a candidate satisfies the criteria for "independence" under the Nasdaq corporate governance listing standards, and if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as an audit committee financial expert.

     Procedures for the Recommendation of Director Nominees by Stockholders. The Nominating and Corporate Governance Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. There have been no material changes to these procedures since they were previously disclosed in the proxy statement for our 2008 annual meeting of stockholders. If a determination is made that an additional candidate is needed for the Board, the Nominating and Corporate Governance Committee will consider candidates submitted by Citizens South Banking Corporation's stockholders. Stockholders can submit qualified names of candidates for director by writing to our Corporate Secretary, at 519 South New Hope Road, Gastonia, North Carolina 28054-4040. The Corporate Secretary must receive a submission not less than 90 days prior to the anniversary date of Citizens South Banking Corporation's proxy materials for the preceding year's annual meeting for a candidate to be considered for next year's annual meeting of stockholders. The submission must include the following information:

     o a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

     o the qualifications of the candidate and why the candidate is being proposed;

     o the name and address of the stockholder as they appear on Citizens South Banking Corporation's books, and number of shares of Citizens
          South Banking Corporation's common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

     o the name, address and contact information for the candidate, and the number of shares of common stock of Citizens South Banking Corporation that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

     o    a statement of the candidate's business and educational experience;

     o such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Rule 14A;

     o a statement detailing any relationship between the candidate and Citizens South Banking Corporation;

     o    a statement  detailing any relationship  between the candidate and any
          customer,   supplier  or   competitor   of  Citizens   South   Banking
          Corporation;

     o detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

     o a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

     Submissions that are received and that meet the criteria outlined above are forwarded to the Chairman of the Nominating and Corporate Governance Committee for further review and consideration. A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in this proxy statement under the heading "Stockholder Proposals and Nominations." No submissions for Board nominees were received by Citizens South Banking Corporation for the annual meeting.

     Stockholder Communications with the Board. A stockholder of Citizens South Banking Corporation who wishes to communicate with the Board or with any individual director may write to the Corporate Secretary of Citizens South Banking Corporation, 519 South New Hope Road, Gastonia, North Carolina 28054-4040, Attention: Board Administration. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

     o forward the communication to the director or directors to whom it is addressed;

     o attempt to handle the inquiry directly, for example where it is a request for information about Citizens South Banking Corporation or a stock-related matter; or

     o not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

     At  each  Board  meeting,   management   will  present  a  summary  of  all
communications received since the last meeting that were not forwarded and make those communications available to the directors.

     The Audit  Committee.  The Audit  Committee  consists of  Directors  Massey
(Chairman), Rudisill and Matthews. Each member of the Audit Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:

     o retaining, overseeing and evaluating an independent registered public accounting firm to audit Citizens South Banking Corporation's annual financial statements;

     o in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of Citizens South Banking Corporation's financial reporting processes, both internal and external;

     o    approving the scope of the audit in advance;

     o    reviewing  the  financial   statements   and  the  audit  report  with
          management and the independent registered public accounting firm;

     o considering whether the provision by the external independent registered public accounting firm of services not related to the annual audit and quarterly reviews is consistent with maintaining the independent registered public accounting firm's independence;

     o reviewing earnings and financial releases and quarterly reports filed with the Securities and Exchange Commission;

     o consulting with the internal audit staff and reviewing management's administration of the system of internal accounting controls;

     o approving all engagements for audit and non-audit services by the independent registered public accounting firm; and

     o    reviewing the adequacy of the audit committee charter.

     The Audit Committee met eight times during the year ended December 31, 2008. The Audit Committee reports to the Board on its activities and findings. The Board of Directors has determined that Ben R. Rudisill, II qualifies as an "audit committee financial expert" as that term is defined by the rules and regulations of the Securities and Exchange Commission.

Audit Committee Report

     The Audit Committee operates under a written charter adopted by the Board of Directors which is available on Citizens South Banking Corporation's website at www.citizenssouth.com.

     Management has the primary responsibility for internal controls and financial reporting processes. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee has:

     o reviewed and discussed with management, and the independent registered public accounting firm, our audited consolidated financial statements for the year ended December 31, 2008 and management's assessment of the effectiveness of internal controls over financial reporting as of December 31, 2008;

     o discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

     o received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with the independent registered public accounting firm their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 and be filed with the Securities and Exchange Commission. In addition, the Audit Committee engaged Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for the year ending December 31, 2009, subject to the ratification of this appointment by our stockholders.

     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Citizens South Banking Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                               The Audit Committee

                          Charles D. Massey (Chairman)
                             Eugene R. Matthews, II
                               Ben R. Rudisill, II

Code of Ethics

     Citizens South Banking Corporation has adopted a Code of Ethics that is applicable to the officers, directors and employees of Citizens South Banking Corporation, including its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code of Ethics is available on Citizens South Banking Corporation's website at www.citizenssouth.com. Amendments to and waivers from the Code of Ethics will also be disclosed on Citizens South Banking Corporation's website.

Executive Compensation

     The following table sets forth for the years ended December 31, 2008 and 2007 certain information as to the total remuneration paid by us to Mr. Price, who serves as President and Chief Executive Officer and the three most highly compensated executive officers of Citizens South Banking Corporation or Citizens South Bank other than Mr. Price ("Named Executive Officers").

                                                              SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------

                                                                                Non-equity   Nonqualified
                                                                                incentive      deferred     All other
  Name and principal                                   Stock        Option        Plan      compensation  compensation
       position          Year   Salary    Bonus        awards       awards      compensation   earnings         ($)         Total
                                  ($)      ($)         ($)(1)       ($)(2)        ($)(3)        ($)          (4)(5)         ($)
--------------------    -----  -------   ---------  -------------  ----------  ----------  ------------  -------------   -----------
Kim S. Price,            2008    259,375    --         77,120        15,050        13,781         --       28,548          393,874
President, Chief         2007    250,000    --         63,920          --          64,800         --       33,415          412,135
Executive Officer and
Director

Gary F. Hoskins,         2008    132,000    --         39,874         6,450         6,485         --       13,387          198,196
Executive Vice           2007    120,000    --         32,674          --          15,876         --       19,990          188,540
President, Treasurer
and Chief Financial
Officer

Daniel M. Boyd, IV,      2008    150,000    --         36,119        8,600          3,243         --       31,805          229,767
Executive Vice           2007    135,000    --         24,119         --           18,225         --       31,698          209,042
President

Vance B. Brinson, Jr.    2008    132,500    --            --           --            --           --      112,609          245,109
Executive Vice           2007    132,500    --         15,040          --          11,483         --       35,240          194,263
President (6)


(footnotes begin on following page)

(footnotes from previous page)

(1) Reflects the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) on outstanding restricted stock awards.
(2) Reflects the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) on outstanding stock option awards. The assumptions used in the valuation of these awards are included in Notes 1 and 14 to our audited financial statements for the year ended December 31, 2008 included in our Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission.
(3) See "--Cash Incentives" for information related to payments listed in this column for the year ended December 31, 2008.
(4) The compensation represented by the amounts for 2008 set forth in the All Other Compensation column for the Named Executive Officers is detailed in the following table. See footnote (5) for a discussion of perquisites listed in the following table.

                                                                              Cash
                                            Employee               Premiums   dividends
                                             stock                 on         on
                                           ownership    Life       long-term  unvested      Payments     Total all
                            401(k) plan       plan      insurance  care       restricted      upon         other
    Name      Perquisites  contributions  contributions premiums   insurance    stock      retirement   compensation
---------    ------------- -------------- ------------- ---------  ----------- ---------  ------------ --------------

Kim S. Price       --          $7,781         $5,659      $2,784     $5,248      $7,076         --          $28,548

Gary F.
Hoskins            --          $3,960         $4,142        $391     $1,019      $3,875         --          $13,387

Daniel M.
Boyd, IV        $15,767        $4,500         $4,747        $962     $1,101      $4,728         --          $31,805

Vance B.
Brinson, Jr.       --           $497            --        $3,426        --         $240       108,446      $112,609

------------------------------------------------------------------------------------------------------------------------------------

(5) Total perquisites for Messrs. Price, Hoskins and Brinson were less than $10,000 for the year ended December 31, 2008. For the year ended December 31, 2008, perquisites provided to Mr. Boyd consisted of $6,767 for country club fees and $9,000 for automobile expenses.

(6) Mr. Brinson retired from Citizens South Bank on February 15, 2008. In connection with Mr. Brinson's retirement, Citizens South Banking Corporation and Citizens South Bank entered into a separation agreement and release with Mr. Brinson. In return for a release of all possible claims against Citizens South Banking Corporation and Citizens South Bank, as well as in return for a noncompetition and a non-solicitation (as to both employees and customers) agreement, Citizens South Bank agreed to the following: (i) to continue paying Mr. Brinson's base salary through December 31, 2008 (a total payment of $115,938 from February 15, 2008);
     (ii) to provide an enhanced benefit under his Salary Continuation Agreement of $134,237, bringing the total value under this agreement to $263,222;
     (iii) to extend the expiration date for the exercise of 17,126 stock options granted in 2002 through the original expiration date of the option, or March 2012; and (iv) to provide continuing health and dental insurance coverage, at Citizens South Bank's cost, until the earlier to occur of Mr. Brinson's 65th birthday or his employment on a full time basis by another employer (actual total cost of $6,455, as Mr. Brinson has obtained employment elsewhere). In 2008, the Company accrued compensation expenses of $108,446 for items (ii), (iii) and (iv), which amount is included in Payments upon retirement in footnote 4.

TARP/CPP Executive Compensation Compliance and Restrictions

     As part of our participation in the Capital Purchase Program ("CPP") of the Troubled Assets Relief Program ("TARP") and our acceptance of a $20.5 million investment from the U.S. Treasury Department ("Treasury") in December 2008, we agreed to adhere to several restrictions relative to compensation for our five senior executive officers ("SEOs"), which include the executives listed in our Summary Compensation Table, except for Mr. Brinson, during the time in which the Treasury holds any equity or debt securities of Citizens South Banking Corporation acquired through the CPP. At the time of our acceptance into the CPP, the restrictions and requirements included:

     o A provision to recover any bonus or incentive compensation paid to an SEO that was based on financial statements deemed materially inaccurate;
     o    A prohibition on any golden parachute payments to our SEOs;
     o A limitation on the deductibility of compensation to $500,000 (instead of $1,000,000), without exceptions for performance-based compensation; and
     o A requirement to ensure that our incentive compensation programs are structured to prevent SEOs from taking inappropriate risks that threaten the value of the institution.

     At the time that we entered the CPP, our SEOs understood that these restrictions or requirements might change and waived any claim against the United States or us for any changes to compensation or benefits that are required to comply with the regulations issued by the Treasury, as published in the Federal Register on October 20, 2008.

     In February 2009, TARP was amended by the American Recovery and Reinvestment Act of 2009. Such amendments further restrict our ability to pay executive compensation. Specifically, under the new prohibitions, since Citizens South Banking Corporation received less than $25 million of financial assistance, we are prohibited from paying or accruing any bonus, retention award, or incentive compensation to our most highly-compensated employee during the period that we have an outstanding obligation to the Treasury arising from the financial assistance provided under CPP. This restriction continues until repayment of the Treasury's investment, but excludes any period during which only warrants are outstanding. This restriction also does not apply to our issuance of restricted stock to our most highly-compensated employee so long as:
(i) the restricted  stock does not fully vest during the CPP obligation  period;
(ii) has a value no greater than one-third of the total amount of "annual compensation" of the executive receiving the restricted stock; and (iii) is subject to such other terms as the Treasury determines to be in the public interest.

     In addition, the new legislation expands the prohibition against paying golden parachute payments by defining a golden parachute payment as any payment to an SEO or any of the next five most highly compensated employees for departure from Citizens South Banking Corporation for any reason, except for payments for services performed or benefits accrued. Accordingly, for as long as we participate in the CPP, our SEOs will not be entitled to any payments upon departure from Citizens South Banking Corporation other than payments for services performed or which were accrued at the time of departure. Regulatory guidance has not yet been issued on the restrictions set forth in the new legislation. Such guidance, when issued, may change the manner in which such restrictions are applied.

     Employment Agreement. Citizens South Banking Corporation and Citizens South Bank (collectively, "Citizens South") have entered into an amended and restated employment agreement with their President and Chief Executive Officer, Kim S. Price. The agreement provides for a term of 36 months. On each anniversary date, the agreement may be extended for an additional 12 months, so that the remaining term shall be 36 months. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. At January 1, 2009, the base salary for Mr. Price was $259,375. The base salary may be increased but not decreased. In addition to the base salary, the agreement provides for, among other things, participation in stock benefit plans and other employee and fringe benefits applicable to executive personnel. The agreement provides for termination by Citizens South for cause at any time. In the event Citizens South terminates the executive's employment for reasons other than for cause, or in the event of the executive's resignation from Citizens South upon the occurrence of certain events that would amount to a constructive termination, the executive would be entitled to receive his base salary for the remaining unexpired term of the employment agreement, plus an amount of cash equal to the value of unvested stock options held by the executive payable in a lump sum within 90 days of termination of employment, plus an amount of cash equal to the value of unvested employer contributions to the Citizens South 401(k) Plan as of the date of termination of employment. Citizens South would also continue the executive's life, health and dental coverage for the unexpired term of the agreement.

     In the event of the executive's disability, the executive will receive his base salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy maintained by Citizens South. Citizens South would also continue the executive's life, health, dental and disability coverage for the unexpired term of the agreement. In the event of the executive's death, Citizens

South will pay his base salary to his named beneficiaries for one year following his death, and will also continue medical and dental benefits to his family for one year.

     In the event of a change in control, the executive will receive a lump sum cash payment equal to three times the executive's annual compensation, including his base salary at the time of the change of control, plus the average cash bonuses and cash incentive compensation earned by the executive for the three years immediately preceding the change in control, but excluding the value of any stock-based compensation. The executive will also become fully vested in any qualified and non-qualified plans maintained by Citizens South that do not otherwise address the effect of a change in control, and the executive will receive a lump sum cash payment equal to the value of employer contributions to the Citizens South 401(k) plan on the executive's behalf as if the executive had remained employed for the entire plan year. Citizens South would also continue the executive's life, health and dental coverage for the unexpired term of the agreement. The agreement also provides for additional cash payments to compensate the executive in the event the executive incurs an excise tax under Sections 280G or 4999 of the Internal Revenue Code as a result of excess parachute payments received by the executive in connection with a change in control.


     Severance Agreements. Citizens South Banking Corporation has entered into an amended severance agreement with each of Gary F. Hoskins, its Executive Vice President and Chief Financial Officer, and Daniel M. Boyd, IV, its Executive Vice President. The agreements provide that upon a voluntary or involuntary termination following a change in control, for a reason other than cause, an executive will be paid as severance a sum equal to one and one-half times his annual compensation, including base salary on the date of the change in control or on the date of the executive's termination of employment, whichever is greater, plus cash bonuses and incentive compensation earned for the calendar year before the change in control, or immediately before the year of termination, whichever is greater. The executives will also become fully vested in any qualified and non-qualified plans in which they participate, if the plan does not address the effect of a change in control, and will be entitled to have contributions made on their behalf to a 401(k), retirement, or profit sharing plan as if the executive's employment had not terminated before the end of the plan year. In addition, the executive would be entitled to continued life, medical and dental coverage for 18 months following termination of employment. The agreement provides for a term of 36 months. On each anniversary date, the agreement will automatically extend for an additional 12 months unless notice is given that the agreement will not be renewed. Unless terminated earlier, the agreement shall terminate when the executive reaches age 65.

     Cash Incentives. We employ performance-based annual incentives under our Executive Annual Incentive Plan to motivate Named Executive Officers to execute specific financial and non-financial elements of our business plan and to reward individual conduct that supports shared corporate goals. Annual incentives are formulaic and earned principally on the basis of the level of attainment of pre-determined earnings targets, together with individual performance objectives for each Named Executive Officer. Actual incentive payments are based in part on a subjective evaluation of performance and in part on the achievement of shared corporate financial goals.

     For 2008, each of our Named Executive Officers had the opportunity to earn an incentive payment once our earnings per share equaled or exceeded a threshold level of $0.67 per fully diluted share. The incentive payment is further based on a subjective, retrospective review of corporate and individual performance indicators. A subjective assessment of performance relative to individual performance objectives determined the ultimate payment.

     Individual performance factors for Mr. Price consisted of an assessment of the effectiveness of capital deployment initiatives during the year, expense discipline reflected in our efficiency ratio, development of a compelling vision and long-term corporate strategy, and personal involvement in the development of a strong investor relations program. Individual performance factors for Mr. Hoskins included effective operational management as reflected in the achievement of individual objectives by his direct reports, progress on development of key managers and a management succession plan, successful use of wholesale funding sources to achieve balance sheet and revenue growth and progress in re-balancing the components of our securities portfolio, as well as contributions to investor relations and long-term strategic planning initiatives. Individual performance factors for Mr. Boyd and Mr. Brinson consisted of success in expanding our Central Piedmont Carolinas franchise in commercial and retail banking through additional de novo branch openings and success in building brand recognition through effective advertising, superior customer service, and community involvement.

     Final award decisions reflected our actual earnings per share, the Compensation Committee's subjective assessment of the individual performance factors described above, and, in the case of executives other than the Chief Executive Officer, the Chief Executive Officer's subjective assessment of their individual performance. The Compensation Committee also took into account the adverse interest rate environment that continued and the slowdown in residential real estate markets that emerged during the year and the quality of management's response to these and other competitive factors.

     For the fiscal year ended December 31, 2008, the Named Executive Officers' incentive payments, maximum award opportunities, and actual incentives awarded as a percentage of maximum, were:

                                2008 Bonus amount paid       Maximum award opportunity      Actual award as a percent
             Name                          ($)                                                   of maximum
---------------------------    ------------------------    -----------------------------   ---------------------------
Kim S. Price                              13,781                      $103,750                        13.3%
Gary F. Hoskins                            6,485                       33,000                         19.7
Daniel M. Boyd, IV                         3,243                       37,500                          8.7
Vance B. Brinson, Jr.                        --                            --                           --

     The payment of annual incentives to each of the named executives in amounts less than the maximum incentive opportunity is attributable to the level of annual income per share and extraordinary items for 2008 and the weight accorded to the Compensation Committee's assessment of individual performance relative to individual goals in each case. No specific factors were dispositive in any individual case. Awards made to Named Executive Officers for performance in 2008 are also reflected in the "Non-equity incentive plan compensation" column of the Summary Compensation Table.

     The non-equity incentive plan bonuses for 2008 were paid to the Named Executive Officers in November of each year to enable them to pay taxes on shares of restricted stock that vested at that time. The Compensation Committee took this action to enable the officers to retain the vested shares (rather than sell shares to pay taxes due) and thereby increase each officer's stock ownership. All or part of the amount paid would have been treated as a discretionary bonus if such amounts were to have been greater than the incentive bonus earned.

     Stock Option Plans. In 1999 Citizens South Bank adopted, and Citizens South Banking Corporation's stockholders approved, the 1999 Stock Option Plan. In 2003, Citizens South Banking Corporation adopted, and its stockholders approved, the 2003 Stock Option Plan.

     Pursuant to these plans, options to purchase common stock of Citizens South Banking Corporation were granted to directors and certain executive officers and employees of Citizens South Banking Corporation as determined by the Compensation Committee that administers the plans. The committee also determines the period over which such awards will vest and become exercisable. The 1999 plan provides for awards in the form of stock options, reload options, and dividend equivalent rights. The 2003 plan provides for awards in the form of stock options and reload options. There were no options granted to the Named Executive Officers or to Citizens South Banking Corporation's directors pursuant to these plans during 2008.

     Restricted Stock Plans. In 1999, Citizens South Bank adopted, and Citizens South Banking Corporation's stockholders approved, the 1999 Recognition and Retention Plan. In 2003, Citizens South Banking Corporation adopted and its stockholders approved the 2003 Recognition and Retention Plan. Under these plans, Citizens South Banking Corporation has issued common stock to key employees and directors. Awards vest for plan participants in accordance with schedules determined by the Compensation Committee of the Board of Directors. If a recipient ceases continuous service with Citizens South Banking Corporation due to normal retirement, death or disability, or following a change in control of Citizens South Banking Corporation, shares subject to restriction will immediately vest; in the event of cessation of continuous service for any other reason, unvested shares are forfeited and returned to Citizens South Banking Corporation. Recipients have the right to vote non-vested shares that have been awarded and will receive dividends declared on such shares. There were no restricted shares awarded to the Named Executive Officers or to the Citizens South Banking Corporation's directors pursuant to these plans during 2008.

     2008 Equity Incentive Plan. In 2008, Citizens South Banking Corporation adopted, and its stockholders approved, the 2008 Equity Incentive Plan. This plan provides for the grant of incentive stock options, non-qualified options, and restricted recognition and retention stock awards that have been structured to reward holders for stock price appreciation that is achieved over time without compromising fundamental elements of our business plan. Our current policy is to consider stock option grants and/or recognition and retention stock grants to executive officers, with consideration given to episodic grants at the time of promotion or hire to promoted or newly hired executives.

     Pursuant to the 2008 plan, options to purchase common stock of Citizens South Banking Corporation were granted to certain executive officers and employees of Citizens South Banking Corporation as determined by the Compensation Committee that administers the plan. The Committee has never granted options with an exercise price that is less than the closing price of our shares of common stock on the grant date. The Committee also determines the period over which such awards will vest and become exercisable. The plan provides for awards in the form of stock options without reload or dividend equivalent rights.

     Pursuant to the plan, there were 70,000 incentive stock options granted to our Named Executive Officers and 14,000 non-qualified options granted to our directors during 2008. Options granted vest in five equal annual installments, with the first installment becoming exercisable on the first anniversary of the date of grant, or June 16, 2009, and succeeding installments on each anniversary thereafter through June 16, 2013.

     Pursuant to the plan, there were a total of 40,500 restricted shares awarded to the Named Executive Officers and 9,000 restricted shares awarded to the Company's directors on June 16, 2008, that will vest over a five-year period, at the rate of 10% on June 16, 2009, 10% on June 16, 2010, 10% on June 16, 2011, 35% on June 16, 2012, and 35% on June 16, 2013. If a recipient ceases continuous service with Citizens South Banking Corporation due to normal retirement, death or disability, or following a change in control of Citizens South Banking Corporation, shares subject to restriction will immediately vest; in the event of cessation of continuous service for any other reason, unvested shares are forfeited and returned to Citizens South Banking Corporation. Recipients have the right to vote non-vested shares that have been awarded and will receive dividends declared on such shares.

     Employee Stock Ownership Plan and Trust. Citizens South Bank implemented an employee stock ownership plan in connection with its initial mutual holding company reorganization. The employee stock ownership plan was established in 1998, and purchased 169,068 shares of common stock in the initial public offering that was completed in 1998, and 105,198 shares in the offering that was completed in 2002. Employees with at least one year of employment in which they work 1,000 hours or more with Citizens South Bank and who have attained age 21 are eligible to participate in the employee stock ownership plan. The employee stock ownership plan borrowed funds from Citizens South Banking Corporation and used those funds to purchase the shares of the common stock of Citizens South Banking Corporation. The collateral for the loan is the common stock purchased by the employee stock ownership plan. The loan is being repaid principally from Citizens South Bank's contributions to the employee stock ownership plan over a period of 15 years. The interest rate on the loan adjusts at the prime rate, which is the base rate charged on corporate loans at large U.S. money center commercial banks. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

     Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. For the plan year ended December 31, 2008, 29,298 shares were released from the suspense account and allocated to employees. Benefits will not vest at all during the first two years of service and will become 100% vested upon the completion of three years of service. Employees who were employed by Gaston Federal Savings and Loan Association, Citizens South Bank's mutual predecessor, generally received credit for up to five years of service with the mutual institution. A participant also becomes 100% vested upon early or normal retirement, disability or death of the participant or a change in control (as defined in the employee stock ownership plan). A participant who terminates employment for reasons other than death, retirement or disability prior to three years of credited service will forfeit his entire benefit under the employee stock ownership plan. Benefits will be payable in the form of common stock and cash upon death, retirement, early retirement, disability or separation from service. Citizens South Bank's contributions to the employee stock ownership plan are discretionary, and subject to the loan terms and tax law limits and, therefore, benefits payable under the employee stock ownership plan cannot be estimated. Citizens South Bank is required to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account.

     Citizens South Bank's Board of Directors administers the employee stock ownership plan. Citizens South Bank has appointed an independent financial institution to serve as trustee of the employee stock ownership plan. The employee stock ownership plan committee may instruct the trustee regarding investment of funds contributed to the employee stock ownership plan. The employee stock ownership plan trustee, subject to its fiduciary duty, must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of participating employees. Under the employee stock ownership plan, nondirected shares and shares held in the suspense account will be voted in a manner calculated to most accurately reflect the instructions the trustee has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

     Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2008 for the Named Executive Officers.


                                         OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008
-------------------------------------------------------------------------------------------------------------------------
                                                Option awards
-------------------------------------------------------------------------------------------------------------------------


                                                     Equity
                                                     incentive
                                                     awards
                      Number of      Number of      number of
                     securities     securities      securities
                     underlying     underlying      underlying
                     unexercised    unexercised    unexercised     Option
                     options (#)    options (#)     unearned      exercise       Option
Name                exercisable   unexercisable   options (#)     price ($)   expiration date

Kim S. Price            45,002              --           --        5.605      04/19/2009
                         9,305              --           --        15.06      04/19/2009
                       100,000              --           --        15.04      11/03/2013

                        35,000              --           --         8.00      06/16/2018


Gary F. Hoskins         10,561              --           --        12.98      04/19/2009
                        40,000              --           --        15.04      11/03/2013



                        15,000              --           --         8.00      06/16/2018

Daniel M. Boyd, IV      20,000              --           --        15.04      11/03/2013


                        20,000              --           --         8.00      06/16/2018

Vance B. Brinson, Jr.   17,126              --           --        7.264      03/25/2012


------------------------------------------------------------------------------------------------------------------------
                                                         Stock awards
------------------------------------------------------------------------------------------------------------------------

                                                                                   Equity
                                                                                   incentive
                                                                                  plan awards:
                                                              Equity               market or
                                                            incentive plan         payout value
                                                           awards: number        of unearned
                       Number of                            of unearned              shares,
                        shares or      Market value of     shares, units           units or
                       units of      shares or units         or other              other rights
                        stock that      of stock that      rights that             that have
                       have not      have not vested         have not              not vested
Name                   vested (#)          ($)(4)          vested (#)               ($)

Kim S. Price


                       8,500(1)         50,915                 --                      --

                       16,500 (2)       98,835                 --                      --

Gary F. Hoskins

                        4,000(1)        23,960                 --                      --
                        1,000(3)         5,990                 --                      --
                        9,000(2)        53,910                 --                      --


Daniel M. Boyd, IV
                        2,000(1)        11,980                 --                      --
                       15,000(2)        89,850                 --                      --


Vance B. Brinson, Jr.      --                   --              --                     --




(1)  Shares vest in equal installments on November 3, 2009 and 2010.
(2) Shares were granted on June 16, 2008, and will vest over a five-year period, at the rate of 10% on June 16, 2009, 10% on June 16, 2010, 10% on June 16, 2011, 35% on June 16, 2012, and 35% on June 16, 2013.
(3) Shares were granted on January 22, 2007, and will cliff vest on January 22, 2012.
(4) Based on the $5.99 per share trading price of our common stock on December 31, 2008.

     Salary Continuation Agreements. Citizens South Bank has entered into Salary Continuation Agreements with Messrs. Price, Hoskins and Boyd. The Salary Continuation Agreements constitute a non-qualified, unfunded deferred compensation plan evidenced by separate agreements for each executive. The amount of an executive's benefit is determined under the individual agreement with the executive, and is, assuming retirement at the normal retirement age of 65, an annual benefit of $148,500 in the case of Mr. Price, and $45,000 in the case of each of Messrs. Hoskins and Boyd. The annual benefit is payable in monthly installments for the executive's lifetime. In the event of termination of employment prior to normal retirement age for reasons other than death, disability, termination for cause or following a change in control, the executive will receive a reduced benefit, payable at normal retirement age, assuming the executive is at least partially vested in a benefit at the time of termination of employment. In the case of Mr. Price, the reduced benefit is fully vested. In all other cases, an executive will be 75% vested in a reduced benefit at age 60, will increase in vesting at the rate of 5% per year from age 61 to 65, and prior to age 60, will vest ratably in accordance with the terms of the executive's Salary Continuation Agreement until the executive attains age
60. As of December 31, 2008, Mr. Hoskins is 70% vested, and Mr. Boyd is 40% vested. In the event Messrs. Price, Hoskins, or Boyd becomes disabled prior to termination of employment at normal retirement age and the executive's employment is terminated because of such disability, the executive will be entitled to receive a disability benefit upon attainment of normal retirement age. The early termination benefit and the disability benefit are calculated as an annual payment stream of the accrual balance (or vested accrual balance in the case of an early termination benefit other than due to disability) that exists at the end of the year immediately prior to the year in which the early termination or disability occurs, using a standard discount rate of 8.5%, and increasing the benefit amount annually by 2% to offset inflation, beginning in the year after payment of the benefit commences. In the event of their termination of employment prior to normal retirement age due to disability, Messrs. Price, Hoskins, and Boyd would receive an annual benefit of $85,671, $20,999 and $9,963, respectively, commencing upon their normal retirement age. Upon their early retirement, Messrs. Price, Hoskins and Boyd would receive an annual benefit of $85,671, $14,700 and $3,985, respectively, commencing upon their normal retirement age. The benefits are forfeitable by the executive if the executive's service is terminated for cause.

     In the event that an executive dies during active service or following termination of employment while receiving benefits, Citizens South Bank will pay to the executive's beneficiary, the accrual balance (or vested accrual balance in the case of an early termination benefit) remaining at the time of the executive's death. In addition, the executive's beneficiary will be entitled to the following split dollar death benefits discussed immediately below.

     In the event of a change in control of Citizens South Banking Corporation followed by the executive's involuntary termination of employment within 12 months or voluntary termination of employment within 12 months due to good reason (as defined in the plan), each of Messrs. Price and Hoskins will be entitled to their normal retirement age accrual benefit, discounted to present value and payable within three days after termination of employment. The present value of the payments that Messrs. Price and Hoskins would receive assuming that a change in control occurred on December 31, 2008, is $553,788 and $89,538, respectively. Under the same circumstances, Mr. Boyd would be entitled to his then-existing accrual benefit, or $22,991, without regard to his vesting percentage, payable within three days after termination of employment. In addition, Mr. Price's Salary Continuation Agreement provides a gross-up payment to him in the event the change in control benefit payable under the Salary Continuation Agreement causes an excess parachute payment under Section 280G of the Internal Revenue Code. The Salary Continuation Agreements indemnify each executive for legal fees incurred in pursuing the executive's rights to payment of the executive's benefit in the event of a change in control. Such indemnification for legal fees is up to $500,000 in the case of Mr. Price, $100,000 in the case of Mr. Hoskins, and $25,000 in the case of Mr. Boyd. At December 31, 2008, Messrs. Price, Hoskins and Boyd had an accrual balance of $319,485; $41,783; and $22,991, respectively.

     Split Dollar Death Benefits. In conjunction with the adoption of the Salary Continuation Agreements, Citizens South Bank entered into Endorsement Split Dollar Agreements with the six executives covered by the Salary Continuation Agreements. Under the Endorsement Split Dollar Agreements, if at the time of termination of the executive's employment, the executive is entitled to benefits under the Salary Continuation Agreement, or if the executive dies while employed by Citizens South Bank, the executive's beneficiaries will be paid a death benefit equal to the product of 100% of the net death proceeds (in excess of the cash surrender value of the policy) multiplied by the executive's vested percentage under the Salary Continuation Agreement (which will be deemed to be

100% in the event of the executive's death, disability or termination due to a change in control). The executives' vested percentages are described above in "--Salary Continuation Agreements." In the event of the executives' deaths as of December 31, 2008, the beneficiaries of Messrs. Price, Hoskins and Boyd would receive a split dollar death benefit of $870,008, $255,260 and $525,429, respectively.

Directors' Compensation

         The following table sets forth for the year ended December 31, 2008 certain information as to the total remuneration we paid to our directors other than Mr. Price, who does not receive separate compensation for his services as director.

                                           DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2008
                                                                                     Non-equity       Nonqualified
                                                                                   incentive plan       deferred
                               Fees earned or    Stock awards     Option awards     compensation      compensation
            Name              paid in cash ($)      ($)(1)            ($)(2)             ($)          earnings ($)
-------------------------  ------------------   -------------    --------------   ----------------  ----------------
Senator David W. Hoyle             36,000         17,247 (4)          1,204               --              6,256
Ben R. Rudisill, II                32,650         17,247 (5)          1,204               --              6,174
James J. Fuller                    25,700         17,247 (6)          1,204               --              5,607
Charles D. Massey                  31,600         17,247 (7)          1,204               --                --
Eugene R. Matthews, II             34,450         17,247 (9)          1,204               --                --


                                All other
                              compensation
            Name               ($)(3)              Total ($)
-------------------------  ---------------     ---------------
Senator David W. Hoyle          1,110              61,817
Ben R. Rudisill, II             5,466              62,741
James J. Fuller                 5,466              55,224
Charles D. Massey              54,471(8)          104,522
Eugene R. Matthews, II          5,630              58,531



(1) Reflects awards to each director of 10,510 shares of restricted stock with a grant-date fair value of $158,070 granted on November 3, 2003 under the 2003 Citizens South Banking Corporation Recognition and Retention Plan approved by stockholders on October 23, 2003. Shares vest at the rate of 30% on November 3, 2003, 10% on January 2, 2004 and 10% on November 3, 2005, 2006, 2007, 2008, 2009 and 2010. Also reflects awards to each director of 1,800 shares of restricted stock with a grant-date fair value of $14,400 pursuant to the 2008 Citizens South Banking Corporation Equity Incentive Plan approved by stockholders on May 12, 2008. Shares vest over a five-year period, commencing on June 16, 2008, the date of the grant, at the rate of 10% on June 16, 2009, 10% on June 16, 2010, 10% on June 16,
     2011, 35% on June 16, 2012, and 35% on June 16, 2012. The value shown for the award grant is the amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2008 in accordance with SFAS 123(R).
(2) Reflects the grant pursuant to the 2008 Equity Incentive Plan to each outside director of non-statutory stock options to purchase 2,800 shares at an exercise price of $8.00. Awards vest in five equal annual installments, with the first installment vesting one year from the date of the grant, or on June 16, 2009, and continuing each anniversary thereafter through June 16, 2013. The value shown for the options grant is the amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2008 in accordance with SFAS 123(R). The assumptions used in the valuation of these awards are included in Notes 1 and 14 to our audited financial statements for the year ended December 31, 2008 included in our Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission.
(3) Reflects cash dividends on unvested shares of restricted stock granted under the 2003 Citizens South Banking Corporation Recognition and Retention Plan and the 2008 Citizens South Banking Corporation Equity Incentive Plan. Also includes $4,356, $4,356, $4,393 and $4,520 in premiums on long-term care insurance for Mr. Rudisill, Mr. Fuller, Mr. Massey and Mr. Matthews, respectively.
(4) At December 31, 2008, Senator Hoyle had 3,902 unvested shares of restricted stock and held 8,061 stock options with an exercise price of $10.42 per share, 22,670 stock options with an exercise price of $15.04 per share, and 2,800 stock options with an exercise price of $8.00 per share.
(5) At December 31, 2008, Mr. Rudisill had 3,902 unvested shares of restricted stock and held 8,064 stock options with an exercise price of $10.39 per share, 22,670 stock options with an exercise price of $15.04 per share, and 2,800 stock options with an exercise price of $8.00 per share.
(6) At December 31, 2008, Mr. Fuller had 3,902 unvested shares of restricted stock and held 22,670 stock options with an exercise price of $15.04 per share, and 2,800 stock options with an exercise price of $8.00 per share.
(7) At December 31, 2008, Mr. Massey had 3,902 unvested shares of restricted stock and held 22,670 stock options with an exercise price of $15.04 per share and 2,800 stock options with an exercise price of $8.00 per share.
(8) During 2008, Mr. Massey was paid $40,968 in benefits pursuant to the 1986 Deferred Compensation and Income Continuation Agreement and $8,000 in benefits pursuant to the 1992 Supplemental Retirement Plan.
(9) At December 31, 2008, Mr. Matthews had 3,902 unvested shares of restricted stock and held 4,995 stock options with an exercise price of $5.605 per share, 22,670 stock options with an exercise price of $15.04 per share and 2,800 stock options with an exercise price of $8.00 per share.

Compensation of Directors

     Fees. Each non-employee director of Citizens South Banking Corporation (other than the Chairman of the Board) receives a monthly retainer of $1,083. The Chairman of the Board of Citizens South Banking Corporation receives a monthly retainer of $1,667. In addition, each non-employee director of Citizens South Banking Corporation receives a fee of $1,000 for each Board meeting attended and $300 for each Committee meeting attended. Non-employee members of Citizens South Banking Corporation's Executive Committee receive $400 for each meeting attended, the Chairman of the Audit Committee receives $1,450 for each meeting attended, and non-employee members of the Audit Committee receive $350 for each meeting attended.

     Except for Director Massey, all of our directors currently serve on the Board of Directors of Citizens South Bank, Citizens South Banking Corporation's subsidiary. Each non-employee director receives a fee of $350 for each Bank Board meeting attended and $300 for each Bank Committee meeting attended (except for the Executive Committee of Citizens South Bank, for which the directors receive $400 for each meeting attended). Directors are permitted one paid absence from Company Board meetings and two paid absences from Bank Board meetings.

     Deferred Compensation and Income Continuation Agreement. Citizens South Bank has entered into nonqualified deferred compensation agreements ("DCAs") for the benefit of Directors Fuller, Hoyle, Massey and Rudisill. The DCAs provided each director with a one-time opportunity to defer up to $20,000 of compensation into the DCA. Amounts credited to a director's account under the DCA will be paid in 120 equal monthly payments (i) to the director upon his retirement from service on or after attaining age 70, (ii) to the director immediately upon termination of his service due to disability, or (iii) to the director's beneficiaries upon his death. If the director voluntarily terminates his service before age 70, his retirement benefit will be paid at age 70 and will be based on the accrued retirement liability balance existing on the date service terminates. If a director's service terminates within one year after a change in control of Citizens South Banking Corporation, the DCA provides for a lump sum cash payment of the retirement benefit projected to be accrued at the point when the director would have attained age 70. Benefits under the DCAs are forfeited if the director's service is terminated for cause.

     Supplemental Retirement Plan. Citizens South Bank has entered into nonqualified supplemental retirement agreements ("SRAs") for Directors Fuller, Hoyle, Massey, Matthews and Rudisill. The SRAs provide for an annual benefit that ranges from $8,000 to $15,600, payable in monthly installments beginning at age 70 for a period of 15 years. In the event of a director's pre-retirement death or death before all payments under the SRA have been made to the director, monthly benefits are provided for the director's designated beneficiary or beneficiaries. If a director dies without a valid beneficiary designation, the surviving spouse will be his beneficiary, or if none, then the benefits will be paid to the director's personal representative. Benefits under the SRAs are forfeited if the director's service is terminated for cause.

     Stock Benefit Plans. Directors are eligible to receive awards of stock options and restricted stock. On November 3, 2003, each non-employee director of Citizens South Banking Corporation was granted non-qualified options to purchase 22,670 shares of common stock of Citizens South Banking Corporation and 10,510 restricted stock awards. All stock options vest in 20% increments over a five-year period from the date of the director's first election to the Board of Directors. Restricted stock awards vest over a seven-year period, commencing on the date of the award, at the rate of 30% immediately, 10% on January 2, 2004, 10% on November 3, 2005, and 10% per year on November 3 of each year thereafter, or upon the director's disability, normal retirement, death, or following a change in control of Citizens South Banking Corporation.

     In 2008, Citizens South Banking Corporation adopted, and its stockholders approved, the 2008 Equity Incentive Plan. Awards under the 2008 plan, which include incentive stock options, non-qualified options and restricted recognition and retention shares, have been structured to reward holders for stock price appreciation that is achieved over time without compromising fundamental elements of our business plan.

     Pursuant to the 2008 plan, options to purchase common stock of Citizens South Banking Corporation were granted to directors as determined by the Compensation Committee that administers the plan. The Committee has never granted options with an exercise price that is less than the closing price of our shares of common stock on the grant date. The committee also determines the period over which such awards will vest and become exercisable. The 2008 plan provides for awards in the form of stock options without reload or dividend equivalent rights. Pursuant to the 2008 plan, there were 14,000 non-qualified options granted to the directors during 2008. Options granted shall vest in five equal annual installments, with the first installment becoming exercisable on the first anniversary of the date of grant, or June 16, 2009, and succeeding installments on each anniversary thereafter through June 16, 2013.

     Pursuant to the 2008 plan, there were a total of 9,000 restricted shares awarded to the directors on June 16, 2008, that will vest over a five-year period, commencing on June 16, 2008, the date of the award, at the rate of 10% on June 16, 2009, 10% on June 16, 2010, 10% on June 16, 2011, 35% on June 16,
2012, and 35% on June 16, 2013. If a recipient ceases continuous service with Citizens South Banking Corporation due to normal retirement, death or disability, or following a change in control of Citizens South Banking Corporation, shares subject to restriction will immediately vest; in the event of cessation of continuous service for any other reason, unvested shares are forfeited and returned to Citizens South Banking Corporation. Recipients have the right to vote non-vested shares that have been awarded and will receive dividends declared on such shares.

Additional Equity Compensation Plan Disclosure

     Set  forth  below  is   information  as  of  December  31,  2008  regarding
compensation plans under which equity securities of Citizens South Banking Corporation are authorized for issuance.

=============================== ============================ ============================ ============================
                                Number of Securities to be
                                  Issued upon Exercise of                                    Number of Securities
                                  Outstanding Options and         Weighted Average          Remaining Available for
             Plan                         Rights                   Exercise Price           Issuance under Plan
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans                 878,118                        $12.12                      68,625 (1)
approved by stockholders
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not
approved by stockholders                     --                              --                           --
------------------------------- ---------------------------- ---------------------------- ----------------------------
     Total                                878,118                        $12.12                      68,625 (1)
=============================== ============================ ============================ ============================

(1) There are no shares available for future issuance pursuant to the 1999 Recognition and Retention Plan and 1,612 shares underlying options available for future issuance pursuant to the 1999 Stock Option Plan. There are 4,538 shares available for future issuance pursuant to the 2003 Recognition and Retention Plan and 24,475 shares underlying options available for future issuance pursuant to the 2003 Stock Option Plan. There are 38,000 shares available for future issuance pursuant to the 2008 Equity Incentive Plan, of which 10,000 shares may be issued as restricted stock and 28,000 shares underlying options available for future issuance.

Section 16(a) Beneficial Ownership Reporting Compliance

     The common stock of Citizens South Banking Corporation is registered with the Securities and Exchange Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934. The officers and directors of Citizens South Banking Corporation and beneficial owners of greater than 10% of Citizens South Banking Corporation's common stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of the common stock. Securities and Exchange Commission rules require disclosure in Citizens South Banking Corporation's proxy statement or Annual Report on Form 10-K of the failure of an officer, director, or 10% beneficial owner of Citizens South Banking Corporation's common stock to file a Form 3, 4, or 5 on a timely basis. Based on Citizens South Banking Corporation's review of ownership reports, none of Citizens South Banking Corporation's officers or directors failed to file these reports on a timely basis for 2008.

Transactions with Certain Related Persons

     Federal law and regulation generally requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Although federal regulations permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees, Citizens South Bank does not provide loans to executive officers and directors on preferential terms when compared to persons who are not affiliated with Citizens South Bank.

     Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Citizens South Banking Corporation. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to our directors and officers are made in conformity with the Federal Reserve Act and the Federal Reserve Board Regulation O.

     In accordance with the listing standards of the Nasdaq Stock Market, any new transactions that would be required to be reported under this section of this proxy statement must be approved by our audit committee or another independent body of the board of directors.

--------------------------------------------------------------------------------
      PROPOSAL II--ADVISORY, NON-BINDING PROPOSAL TO APPROVE OUR EXECUTIVE
                        COMPENSATION PROGRAM AND POLICIES
--------------------------------------------------------------------------------

     In February 2009, the American Recovery and Reinvestment Act of 2009 ("ARRA") was enacted. ARRA revised Section 111(e) of the Emergency Economic
Stabilization Act to require any recipient of funds in the TARP to permit a separate stockholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission. Under this legislation, the stockholder vote is not binding on the board of directors of the TARP participant, and may not be construed as overruling any decision by the participant's board of directors. Therefore, in order to comply with ARRA as a recipient of TARP funds, the Board of Directors of Citizens South Banking Corporation is providing stockholders with the opportunity to cast an advisory (non-binding) vote to approve at the Annual Meeting the compensation program and policies of Citizens South Banking Corporation.

     This proposal, commonly known as a "Say-on-Pay" proposal, gives you as a stockholder the opportunity to vote on our executive pay program through the following resolution:

     "Resolved, that the stockholders approve the overall executive pay-for-performance compensation programs and policies employed by Citizens South Banking Corporation, as described in this proxy statement, including the tabular disclosure regarding named executive officer compensation in this proxy statement."

     Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE EXECUTIVE COMPENSATION POLICIES AND PROCEDURES EMPLOYED BY THE COMPENSATION COMMITTEE.

--------------------------------------------------------------------------------
          PROPOSAL III--RATIFICATION OF APPOINTMENT OF THE INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------

     Citizens South Banking Corporation's independent registered public accounting firm for the year ended December 31, 2008 was Cherry, Bekaert & Holland, L.L.P. The Audit Committee has engaged Cherry, Bekaert & Holland, L.L.P. to be Citizens South Banking Corporation's independent registered public accounting firm for the year ending December 31, 2009, subject to the ratification of the engagement by Citizens South Banking Corporation's stockholders. At the annual meeting, stockholders will consider and vote on the ratification of the engagement of Cherry, Bekaert & Holland, L.L.P. for the year ending December 31, 2009. A representative of Cherry, Bekaert & Holland, L.L.P. is expected to attend the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

     Stockholder ratification of the selection of Cherry, Bekaert & Holland, L.L.P. is not required by Citizens South Banking Corporation's bylaws or otherwise. However, the Board of Directors is submitting the selection of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Cherry, Bekaert & Holland, L.L.P., the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of Citizens South Banking Corporation and its stockholders.

Fees Paid to Cherry, Bekaert & Holland, L.L.P.

     Set forth below is certain information concerning aggregate fees billed for professional services rendered by Cherry, Bekaert & Holland, L.L.P. to Citizens South Banking Corporation during 2008 and 2007:

     Audit Fees. The aggregate fees billed to Citizens South Banking Corporation by Cherry, Bekaert & Holland, L.L.P. for professional services rendered by Cherry, Bekaert & Holland, L.L.P. for the audit of Citizens South Banking Corporation's annual financial statements, audit of management's assessment of the effectiveness of internal control over financial reporting, review of the financial statements included in Citizens South Banking Corporation's Quarterly Reports on Form 10-Q and services that are normally provided by Cherry, Bekaert & Holland, L.L.P. in connection with statutory and regulatory filings and engagements were $69,000 and $89,500 during the years ended December 31, 2008 and 2007, respectively.

     Audit-Related Fees. There were no fees billed to Citizens South Banking Corporation by Cherry, Bekaert & Holland, L.L.P. for assurance and related services rendered by Cherry, Bekaert & Holland, L.L.P. that were reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in "--Audit Fees," above during the years ended December 31, 2008 and 2007.

     Tax Fees. There were no fees billed to Citizens South Banking Corporation by Cherry, Bekaert & Holland, L.L.P. for professional services rendered by Cherry, Bekaert & Holland, L.L.P. for tax compliance, tax advice and tax planning during the years ended December 31, 2008 and 2007.

     All Other  Fees.  There  were no fees  billed  to  Citizens  South  Banking
Corporation by Cherry, Bekaert & Holland, L.L.P. that are not described above during the years ended December 31, 2008 and 2007.

     For 2008 and 2007, there were no non-audit services that could have affected Cherry, Bekaert & Holland, L.L.P.'s independence in performing its function as the independent registered public accounting firm of Citizens South Banking Corporation.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

     The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

     In 2008 and 2007, there were no fees paid to Cherry, Bekaert & Holland, L.L.P. that were not pre-approved by the Audit Committee.

Required Vote and Recommendation of the Board of Directors

     In order to ratify the selection of Cherry, Bekaert & Holland, L.L.P. as the independent registered public accounting firm for the year ending December 31, 2009, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF CHERRY, BEKAERT & HOLLAND, L.L.P. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009.

--------------------------------------------------------------------------------
                      STOCKHOLDER PROPOSALS AND NOMINATIONS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in Citizens South Banking Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Citizens South Banking Corporation's executive office, 519 South New Hope Road, Gastonia, North Carolina 28054-4040, no later than December 11, 2009. Nothing in this paragraph shall be deemed to require Citizens South Banking Corporation to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

     The Bylaws of Citizens South Banking Corporation provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of Citizens South Banking Corporation not less than 90 days before the date fixed for such meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in the paragraph shall be deemed to require Citizens South Banking Corporation to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements or inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

     The date on which the next Annual Meeting of Stockholders of Citizens South Banking Corporation is expected to be held is May 10, 2010. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before next year's Annual Meeting of Stockholders must be given to Citizens South Banking Corporation no later than February 9, 2010. If notice is received after February 9, 2010, it will be considered untimely, and Citizens South Banking Corporation will not be required to present the matter at the meeting.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the annual meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the annual meeting, as to which they shall act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by Citizens South Banking Corporation. Citizens South Banking Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of

Citizens South Bank may solicit proxies personally or by telephone without additional compensation.

     A copy of the Citizens South Banking Corporation's Annual Report on Form 10-K for the year ended December 31, 2008 will be furnished without charge to stockholders as of the record date upon written request to the Secretary, Citizens South Banking Corporation, 519 South New Hope Road, Gastonia, North Carolina 28054-4040.



                                              BY ORDER OF THE BOARD OF DIRECTORS

                                               /s/ Paul L. Teem, Jr.

                                               Paul L. Teem, Jr.
Gastonia, North Carolina                       Secretary
April 10, 2009



IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2009: THIS PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND CITIZENS SOUTH BANKING CORPORATION'S 2008 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT WWW.CFPPROXY.COM/5372.

                                 REVOCABLE PROXY

                       CITIZENS SOUTH BANKING CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 11, 2009

     The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Citizens South Banking Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the H. D. Whitener Community Room at Citizens South Bank, 519 South New Hope Road, Gastonia, North Carolina, at 10:30 a.m. (local time) on May 11, 2009. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                                               FOR       VOTE
                                                                                        WITHHELD
1.   The election as Directors of all nominees listed
     below each to serve for a three-year term

             Senator David W. Hoyle                                           [  ]       [  ]
             Ben R. Rudisill, II                                              [  ]       [  ]

      INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

--------------------------------

--------------------------------

                                                                               FOR      AGAINST          ABSTAIN

2.   An advisory, non-binding proposal to approve our                         [  ]       [  ]             [  ]
     executive compensation programs and policies.

                                                                               FOR       AGAINST          ABSTAIN
                                                                              [  [       [  [             [  ]
3.   The ratification of the appointment of Cherry, Bekaert & Holland,
     L.L.P. as our independent registered public accounting firm for the year ending December 31, 2009.

The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Citizens South Banking Corporation at the annual meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Citizens South Banking Corporation at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the annual meeting.

     The undersigned acknowledges receipt from Citizens South Banking Corporation prior to the execution of this proxy of a Notice of the annual meeting, audited financial statements and a proxy statement dated April 10, 2009.


Dated:                              , 2009       [    ]   Check Box if You Plan
        ----------------------------                      to Attend Meeting


----------------------------       -------------------------------------
PRINT NAME OF STOCKHOLDER           PRINT NAME OF STOCKHOLDER


----------------------------       -------------------------------------
SIGNATURE OF STOCKHOLDER            SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
--------------------------------------------------------------------------------

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2009: CITIZENS SOUTH BANKING CORPORATION'S PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND CITIZENS SOUTH BANKING CORPORATION'S 2008 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT WWW.CFPPROXY.COM/5372.